EXHIBIT 10(ll)(3)

CENTERPOINT ENERGY, INC.
2009 LONG TERM INCENTIVE PLAN

FORM OF QUALIFIED PERFORMANCE AWARD AGREEMENT FOR EXECUTIVE CHAIRMAN
JANUARY 1, 20XX – DECEMBER 31, 20XX PERFORMANCE CYCLE
Pursuant to this Qualified Performance Award Agreement (the “Award Agreement”), CENTERPOINT ENERGY, INC. (the “Company”) hereby grants to the Participant, an employee of the Company, this Qualified Performance Award (the “Award”) covering the target number of shares of Common Stock (the “Target Shares”) as specified in the award notice on this administrator web site (the “Award Notice”), pursuant to the CENTERPOINT ENERGY, INC. 2009 LONG TERM INCENTIVE PLAN (the “Plan”). The number of Target Shares shall be subject to adjustment as provided in Section 14 of the Plan, conditioned upon the Company’s achievement of the Performance Goals over the course of the 20XX – 20XX Performance Cycle, and subject to the following terms and conditions:
1.Relationship to the Plan. The Award is subject to all of the terms, conditions and provisions of the Plan in effect on the date hereof and administrative interpretations thereunder, if any, adopted by the Committee. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant.
2.    Definitions. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Award Agreement:
“Achievement Percentage” means the percentage of achievement determined by the Committee after the end of the Performance Cycle in accordance with Section 4 that reflects the extent to which the Company achieved the Performance Goals during the Performance Cycle.
“Change in Control Closing Date” means the date a Change in Control is consummated during the Performance Cycle.
“Disability” means that the Participant is (i) eligible for and in receipt of benefits under the Company’s long-term disability plan and (ii) not eligible for Retirement.
“Employment” means employment with the Company or any of its Subsidiaries.
“Performance Cycle” means the period beginning on January 1, 20XX and ending on December 31, 20XX.
“Performance Goal” means the standards established by the Committee for the Performance Cycle to determine in whole or in part the number of Vested Shares pursuant to

Section 4, which are specified in the performance goals section of the Award Notice and made a part hereof for all purposes.
“Retirement” means a termination of Employment that is also a Separation from Service (i) on or after the attainment of age 55 and (ii) with at least five years of service; provided, however, that such termination of Employment is not by the Company for Cause. For purposes of this Award Agreement, “Cause” means the Participant’s (a) gross negligence in the performance of his or her duties, (b) intentional and continued failure to perform his or her duties, (c) intentional engagement in conduct which is materially injurious to the Company or its Subsidiaries (monetarily or otherwise) or (d) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of the Participant will be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company, and no act or failure to act on the part of the Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence.
“Separation from Service” means a separation from service with the Company or any of its Subsidiaries within the meaning of Treasury Regulation § 1.409A-1(h) (or any successor regulation).
“Target Shares” means the actual number of shares originally granted to the Participant pursuant to the Award Notice.
“Vested Shares” means the shares of Common Stock actually distributable to the Participant following the Participant’s satisfaction of the vesting provisions of Section 5 and, if applicable, the determination by the Committee of the extent to which the Company has achieved the Performance Goals for the Performance Cycle pursuant to Section 4.
3.    Establishment of Award Account. The grant of Target Shares pursuant to this Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the Participant’s unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement. Except as otherwise provided in this Award Agreement, the Target Shares of Common Stock credited to the Participant’s bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant has been registered as a holder of shares of Common Stock on the records of the Company as provided in Section 6 or 7 of this Award Agreement.
4.    Award Opportunity.
(a)    Except as otherwise provided in Section 5(b)(ii) and Section 6, the Participant’s Vested Shares shall be the product of the number of Target Shares and the Achievement Percentage that is based upon the Committee’s determination of whether and to what extent the Performance Goals have been achieved during the Performance Cycle.
(b)    No later than 60 days after the close of the Performance Cycle, the Committee shall determine the extent to which each Performance Goal has been achieved. If the Company has performed at or above the threshold level of achievement for a Performance Goal, the Achievement Percentage shall be between X% and X%. In no event shall the Achievement Percentage exceed X%. Upon completing its determination of the level at which the Performance Goals have been achieved, the Committee shall notify the Participant, in the form and manner as determined by the Committee, of the number of Vested Shares that will be issued to the Participant pursuant to Section 6.
5.    Vesting of Shares.
(a)    Unless earlier forfeited in accordance with Section 5(b)(i) or unless earlier vested in accordance with Section 5(b)(iii) or Section 6, the Participant’s right to receive shares pursuant to this Award Agreement, if any, shall vest on the last day of the Performance Cycle (with the number of shares, if any, based on the Committee’s determination that each Performance Goal has been met (as provided in Section 4)). As soon as administratively practicable, but in no event later than 70 days, after the close of the Performance Cycle, the Committee shall notify the Participant as required by Section 4 of the level at which the Performance Goals established for the Performance Cycle have been achieved.
(b)    If the date of Participant’s termination of Employment occurs prior to the close of the Performance Cycle or the occurrence of a Change in Control, then the applicable of the following clauses shall apply with respect to the Target Shares subject to this Award Agreement:
(i)    Termination of Employment for Cause. If the Participant’s Employment is terminated by the Company or any of its Subsidiaries for Cause, then the Participant’s rights to receive any Target Shares shall be forfeited in its entirety as of the date of such termination of Employment.
(ii)    Termination of Employment without Cause. If the Participant’s Employment is terminated by the Company or any of its Subsidiaries without Cause or by the Participant for any reason other than due to death, Disability or Retirement, then the Participant’s right to receive shares pursuant to this Award Agreement, if any, shall vest on the date the Committee determines that each Performance Goal has been met (as provided in Section 4) in a pro-rata amount determined by multiplying (1) the number of Vested Shares awarded to the Participant based upon the Committee’s determination of achievement of Performance Goals as provided in Section 4, by (2) a fraction, the numerator of which is the number of days elapsed in the Performance Cycle as of the date of the Participant’s termination of Employment, and the denominator of which is the total number of days in the Performance Cycle.
(iii)    Death or Disability. If the Participant’s Employment is terminated due to death or Disability, the Participant’s right to receive the Target Shares shall vest on the date of termination of Employment in the proportion of the number of days elapsed in the Performance Cycle as of the date of termination by the total number of days in the Performance Cycle. The Participant’s right to receive any additional shares pursuant to this Award Agreement shall be forfeited at such time.
(iv)    Retirement. If the Participant’s Employment is terminated due to Retirement, the Participant’s right to receive shares pursuant to this Award Agreement, if any, shall vest on the date the Committee determines that each

Performance Goal has been met (as provided in Section 4) in a pro-rata amount determined by multiplying (1) the number of Vested Shares awarded to the Participant based upon the Committee’s determination of achievement of Performance Goals as provided in Section 4, by (2) a fraction, the numerator of which is the number of days elapsed in the Performance Cycle as of the date of the Participant’s termination of Employment, and the denominator of which is the total number of days in the Performance Cycle.
(c)    In accordance with the provisions of this Section 5, the Vested Shares shall be distributed as provided in Section 7 hereof.
6.    Distribution Upon a Change in Control. Notwithstanding anything herein to the contrary and without regard to the Performance Goals, if there is a Change in Control during the Performance Cycle, upon the Change in Control Closing Date, the Participant’s right to receive the Target Shares shall vest and be settled by the distribution to the Participant of:
(a)    shares of Common Stock equal to the Target Shares; plus
(b)    Dividend Equivalents in the form of shares of Common Stock (rounded up to the nearest whole share) for the number of such shares determined under clause (a) for the period commencing at the beginning of the Performance Cycle and ending on the date immediately preceding the Change in Control Closing Date;
with such shares of Common Stock registered in book-entry form with the Company’s transfer agent in the Participant’s name. In lieu of the foregoing distribution in shares, the Committee, in its sole discretion, may direct that such distribution be made to the Participant in a lump cash payment equal to:
(x)    the product of (i) the Fair Market Value per share of Common Stock on the date immediately preceding the Change in Control Closing Date and (ii) the Target Shares; plus
(y)    Dividend Equivalents for the number of shares of Common Stock determined under clause (a) above for the period commencing at the beginning of the Performance Cycle and ending on the date immediately preceding the Change in Control Closing Date.
Such distribution, whether in the form of shares of Common Stock or, if directed by the Committee, in cash, shall be made to the Participant no later than the 70th day after the Change in Control Closing Date, and shall satisfy the rights of the Participant and the obligations of the Company under this Award Agreement in full. In the event a Change in Control occurs after the Participant’s termination of Employment without Cause or due to Retirement, the Target Shares such Participant shall receive under this Section 6 shall be pro-rated based on the number of days that elapsed in the Performance Cycle as of the date of his termination of Employment over the total number of days in the Performance Cycle.
7.    Distribution of Vested Shares.
(a)    If the Participant’s right to receive shares pursuant to this Award Agreement has vested pursuant to Section 5(a) or Section 5(b)(ii) or (iv), a number of shares of Common Stock equal to the number of Vested Shares shall be registered in book-entry form with the Company’s transfer agent in the Participant’s name not later than March 15th of the calendar year following the calendar year in which occurs the last day of the Performance Cycle.
(b)    If the Participant’s right to receive shares pursuant to this Award Agreement has vested pursuant to Section 5(b)(iii), a number of shares of Common Stock equal to the number of Vested Shares shall be registered in book-entry form with the Company’s transfer agent in the name of the Participant (or his or her estate, if applicable) not later than the 70th day after the date of Participant’s termination of Employment.
(c)    The Company shall have the right to withhold applicable taxes from any such distribution of Vested Shares or from other compensation payable to the Participant at the time of such vesting and distribution pursuant to Section 11 of the Plan (but subject to compliance with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”), if applicable).
(d)    Upon distribution of the Vested Shares pursuant to Section 7(a) or 7(b) above, the Participant shall also be entitled to receive Dividend Equivalents for the Vested Shares for the period after the commencement of the Performance Cycle but prior to the date the Vested Shares are delivered to the Participant.
8.    Confidentiality. The Participant agrees that the terms of this Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by the Participant or his or her agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages, plus interest and reasonable attorneys’ fees, and take any other lawful actions to enforce this Award Agreement.
9.    Notices. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the Corporate Secretary of CenterPoint Energy, Inc., 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.
Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.
10.    Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the Target Shares, unless and until the Participant is registered as the holder of shares of Common Stock.
11.    Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the Target Shares are transferable by the Participant to

Immediate Family Members, Immediate Family Member trusts, and Immediate Family Member partnerships pursuant to Section 13 of the Plan.
12.    No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary or any successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.
13.    Waiver. Failure of either party to demand strict compliance with any of the terms or conditions hereof shall not be deemed a waiver of such term or condition, nor shall any waiver by either party of any right hereunder at any one time or more times be deemed a waiver of such right at any other time or times. No term or condition hereof shall be deemed to have been waived except by written instrument.
14.    Exclusion from Section 409A. At all times prior to the date that the Committee determines that each Performance Goal has been met (following the last date of the Performance Cycle) or, if applicable under Section 6 or 7(b), the Change in Control Closing Date or the date of Participant’s termination of Employment, respectively, the benefit payable under this Award Agreement is subject to a substantial risk of forfeiture within the meaning of Treasury Regulation § 1.409A-1(d) (or any successor regulation). Accordingly, this Award is not subject to Section 409A under the short term deferral exclusion, and this Award Agreement shall be interpreted and administered consistent therewith.
15.    Compliance with Recoupment Policy. Any amounts payable, paid, or distributed under this Award Agreement are subject to the recoupment policy of the Company as in effect from time to time.
16.    Modification of Award Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.